UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2025

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Super Voting Preferred Stock

On February 14, 2025, the board of directors (the “Board”) of Alternus Clean Energy, Inc. (the “Company”), declared the formation of and approved the issuance of an aggregate of 1 share of Series A Super Voting Preferred Stock, par value $0.0001 per share (“Series A”).

On February 18, 2025, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series A Super Voting Preferred Stock and describing the rights, obligations and privileges of the Series A Super Voting Preferred Stock. Concurrently, the Company issued the 1 share of Series A on the same date, in book-entry form. The following description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

General. The Series A consists of 1 share. Each share of Series A has a par value of $0.0001 per share. The Series A is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series A has no stated maturity and is not subject to any sinking fund.

Dividend Rights. The holders of Series A, as such, will not be entitled to receive dividends of any kind.

Voting Rights. Each holder of Series A has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series A is issued and outstanding, the holders of Series A shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Liquidation Preference. The holders of Series A shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding whether the Company will request a review of the delisting determination by the Listing Council, the timing of the filing of any Form 25-NSE with the SEC, and the Company’s ongoing trading on the over-the-counter trading markets. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, delisting from Nasdaq may adversely impact trading in the Company’s Common Stock and the Company’s ability to raise financing; the Company has and expects to continue to incur significant losses; the Company’s need for additional funding, which may not be available on reasonable terms or at all; and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on April 15, 2024, and its other filings with the SEC. Any forward-looking statement made by the Company in this Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Super Voting Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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